Exhibit 2.2




                               AMENDMENT NO. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                   KROLL INC.,


                           ODI ACQUISITION COPRORATON,


                                       and

                        ONTRACK DATA INTERNATIONAL, INC.

                            -----------------------

                           Dated as of April 25, 2002

                            -----------------------


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                                 AMENDMENT NO. 1
                                       to
                      AGREEMENT AND PLAN OF REORGANIZATION


        AMENDMENT NO. 1, dated as of April 25, 2002 (the "Amendment"), to Agreement and Plan of Reorganization dated April 1, 2002 by and among Kroll Inc., ODI Acquisition Corporation and ONTRACK Data International, Inc. (the "Merger Agreement").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, the parties hereto are parties to the Merger Agreement;

        WHEREAS, the parties hereto desire to amend certain provisions of the Merger Agreement on the terms and conditions set forth herein; and

        WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

        1. Section 7.1(f)(v) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:


               "(v) subject to Target's right to adjourn the Target Stockholder Meeting in accordance with Section 5.3(a) hereof, for any reason Target fails to call and hold the Target Stockholder Meeting within 45 days after the Registration Statement is declared effective under the Securities Act if such date is on or before the Outside Date;"

        2. The definition of "Average Stock Price" set forth in Schedule A to the Merger Agreement is hereby amended and restated to read in it entirety as follows:

               "Average Stock Price" shall mean the volume weighted average price of Acquiror Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) trading days prior to the date of the vote taken in respect of the Merger at Target Stockholder Meeting as calculated on the VAP screen on the Bloomberg Professional(TM) Service and shown as VWAP for such period, as adjusted for any stock split,

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               recapitalization, reorganization or other similar corporate transaction.

        3. Each of the parties hereto represents and warrants to the other parties hereto that the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action and that this Amendment constitutes the valid and binding obligations of each such party, enforceable against such party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and the availability of specific remedies.

        4. Except as expressly amended hereby, the Merger Agreement, each Voting Agreement and each Proxy (as defined in the applicable Voting Agreement) are hereby ratified and confirmed by the applicable party(s) thereto and shall remain in full force and effect.

        5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. This Amendment may be executed by facsimile signature and in one or more counterparts, all of which, when executed and delivered, shall be considered one and the same agreement.


                                     *  *  *

                      [signatures appear on following page]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers duly authorized, all as of the date first above written.


                                    ONTRACK DATA INTERNATIONAL, INC.


                                    By /s/
                                      ----------------------------
                                    Name:
                                    Title:




                                    KROLL INC.


                                    By /s/
                                      ----------------------------
                                    Name:
                                    Title:




                                    ODI ACQUISTION CORPORATION


                                    By /s/
                                      ----------------------------
                                    Name:
                                    Title:



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